SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Company Only (as permitted by Rule 14a.6)
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TRIPLE-S MANAGEMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date File:

[Letter to be sent by Directors to Shareholders]

[Date]

Dear [Shareholder’s name]:

As you know, on February 23rd the continuation of Triple-S Management’s Special Shareholder’s Meeting will be held. We are currently gathering the votes we need to reach 75% of the shares to get the approval, during the Meeting, of the amendments that you, the shareholders, had requested. The Meeting will take place exclusively to consider this matter.

Our records show that we have still not received your proxy. It is crucially important that you send it in as soon as possible. This matter is important to you and to yours. Your vote in favor of the amendments will allow the following:

•	You will be able to transfer your shares, upon your death, to your spouse and heirs who are not physicians or dentists.

•	Will ensure that you can, within your lifetime, transfer your shares to your spouse and heirs who are physicians or dentists.

•	Will ensure that the voting shares continue to remain in the hands of physicians and dentists.

•	Will ensure to increase the participation of more physicians and dentists in our Corporation.

It is imperative, therefore, that you send in your proxy to (787) 749-4191 or to 706-4023 so we are able to implement the Proposal.

If you need any additional information, please do not hesitate to call me at (787) 749-4122.

We, at Triple-S, count with you!

Sincerely,

[Director’s Signature]